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                                                                     Exhibit 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                  To Purchase 150,000 Shares of Common Stock of

                             Semotus Solutions, Inc.

               Dated as of January 18, 2002 (the "Effective Date")


            WHEREAS, Semotus Solutions, Inc., a Nevada corporation (the "Company"), and 2007978 Ontario, Inc., an Ontario corporation (the "Warrantholder"), desire to enter into that certain Stock Purchase Agreement (the "Purchase Agreement"), dated of even date herewith, by and among the Company, Warrantholder and John Hibben, pursuant to which, among other things, Warrantholder will purchase stock in Application Design Associates, Inc., a subsidiary of the Company.

            WHEREAS, a condition to Warrantholder's obligations under the Purchase Agreement is that the Company issue Warrantholder a warrant to purchase up to 150,000 shares of Common Stock of the Company.

            WHEREAS, in consideration for Warrantholder agreeing to enter into the Purchase Agreement, the Company has agreed to grant Warrantholder the right to purchase 150,000 shares of Common Stock of the Company upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the Company and Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK. The Company hereby grants to Warrantholder, upon the terms and subject to the conditions set forth herein, the right to purchase from the Company, 150,000 fully paid and non-assessable shares of Common Stock of the Company ("Common Stock"), at an exercise price of $0.75 per share (the "Exercise Price"). The Exercise Price and the number of shares of Warrant Stock exercisable under this Warrant are subject to adjustment as provided in Section 6 hereof.

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2.    TERM OF THE WARRANT. The term of this Warrant and the right to purchase the Common Stock hereunder shall expire (the "Termination Date") five years from the Effective Date.

3.    EXERCISE OF THE PURCHASE RIGHTS.

            The Warrantholder may exercise its purchase rights under this Warrant, in whole or in part, at any time or from time to time prior to the

Termination Date by tendering to the Company a notice of exercise in the form attached hereto as Exhibit A (the "Notice of Exercise"), duly completed and executed, together with payment for purchase price. Warrantholder may pay the Exercise Price by cash, check or cancellation of debt. Promptly upon receipt of the Notice of Exercise (but in no event later than ten business days) the Company shall issue to Warrantholder a certificate for the number of shares of Common Stock purchased pursuant to the Notice of Exercise and send to Warrantholder an Acknowledgment of Exercise in the form attached hereto as Exhibit B that indicates the number of shares of Common Stock which remain subject to future purchases, if any.

            In the event of a partial exercise, the Company shall promptly issue Warrantholder an amended warrant representing the remaining number of shares of Common Stock purchasable hereunder. All other terms and conditions of such amended warrant shall be identical to those contained herein, including, but not limited to, the Termination Date.

4.    RESERVATION OF SHARES.

            (a) From and after the Effective Date for the remainder of the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to be issued upon the exercise of this Warrant.

            (b) If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or state law (other than any registration under the Act), or listing on any domestic securities exchange, before such shares may be issued upon exercise of this Warrant, the Company will, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5. NO RIGHTS AS SHAREHOLDER. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

6. ADJUSTMENT RIGHTS. The exercise prices and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

            (a) Reclassification of Common Stock. If the Company at any time shall by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such

                                        2

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change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

            (b) Adjustments for Stock Dividends. The Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionally adjusted to reflect any stock dividend or other similar event altering the number of outstanding shares of the Common Stock.

            (c) Subdivision or Combination of Common Stock. If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall proportionately be decreased in the case of a subdivision, or proportionately increased in the case of a combination.

            (d) Merger and Sale of Assets. If at any time there shall be a merger or consolidation of the Company with or into another entity, whether or not the Company is the surviving corporation, or the sale, lease or other disposition of all or substantially all of the Company's assets to any other person (collectively referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of stock or other securities of the entity surviving or resulting from such Merger Event equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable hereunder) shall be applicable to the greatest extent possible.

            (e) Notice of Adjustment. The Company shall notify Warrantholder in writing at least 20 days prior to the effective date of a transaction that would result in an adjustment under this Section 6. Such notice shall include a description of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the new Exercise Price and the number of shares of Common Stock subject to purchase hereunder.

7.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            (a) The Common Stock, when issued in accordance with the provisions of this Warrant, will be duly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Company, and will be free of any taxes, liens, charges or encumbrances whatsoever. The issuance of certificates for shares of Common Stock upon exercise of the Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

            (b) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance of the Warrant

                                        3

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and the right to purchase Common Stock have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is not inconsistent with the Company's Certificate of Incorporation or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound, and this Warrant constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

            (c) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for any filing required by applicable state securities law, which filings will be effective by the time required thereby.

            (d) Subject to the accuracy of Warrantholder's representations herein, the issuance of the Warrant Stock upon exercise of this Warrant will constitute a transaction exempt from the registration requirements of Section 5 of the Act.

8.    REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER.

            (a) This Warrant is being issued to Warrantholder in reliance upon Warrantholder's representation to the Company, which by Warrantholder's execution of this Warrant, Warrantholder hereby confirms, that this Warrant and the Common Stock (collectively, the "Securities") will be acquired for investment for Warrantholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, Warrantholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

            (b) Warrantholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself in transactions such as the one contemplated by this Warrant, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Warrantholder represents it has not been organized for the purpose of acquiring the Securities.

            (c) Warrantholder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect. Warrantholder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed

9.    TRANSFERS. This Warrant and all rights hereunder are transferable.

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10.   MISCELLANEOUS.

            (a) Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

            (b) Governing Law. This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws.

            (c) Counterparts; Entire Agreement. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Warrant constitutes the entire agreement between the parties with respect to the subject matter contained herein.

            (d) No Impairment of Rights. The Company will not, by amendment of its Certificate of Incorporation, or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all such terms and taking all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment.

            (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided the original is sent by personal delivery or mail as hereinafter set forth) or after deposit in the United States mail by registered or certified mail, addressed (i) in the case of Warrantholder, to Endgame Systems, Inc., 120 Randall Drive, Waterloo, ON N2V 1C6, Attn: Ted Hastings and (ii) 1739 Technology Drive, Suite 790, San Jose, CA 95110, Attn:
Tony LaPine in the case of the Company, to or at such other address as any such party may subsequently designate by written notice to the other party.

            (f) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

            (g) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

            (h) Amendments. Any provision of this Warrant may be amended only by a written instrument signed by both the Company and the Warrantholder.

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      IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the date first written above.

                                         SEMOTUS SOLUTIONS, INC.


                                         By:    /s/ Anthony N. LaPine
                                                ------------------------------
                                         Name:  Anthony N. LaPine





                                         Title: President and CEO


                                         2007978 Ontario, Inc.


                                         By:    /s/ Ted Hastings

                                                ------------------------------
                                         Name:  Ted Hastings
                                         Title: COO

                       [SIGNATURE PAGE TO SEMOTUS WARRANT]

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:  Semotus Solutions, Inc. (the "Company")

            The undersigned hereby elects to purchase ___________________ shares of Common Stock at an exercise price per share as set forth in the Warrant issued to Warrantholder by the Company, dated January __, 2002.

            The undersigned hereby tenders payment in the amount of $_________ by way of cash, check and/or by cancellation of debt, which constitutes the aggregate exercise price for such shares of Common Stock.

            The undersigned requests that the Company issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below and hereby confirms and acknowledges the investment representations and warranties made in Section 8 of the Warrant:

                  ------------------------------------
                  (Print Name)


            Please issue a new Warrant for the unexercised portion of the Warrant in the name of the undersigned or in such other name as is specified below:

                                    ------------------------------------------
                                     [Name]

-----------------                   ------------------------------------------
[Date]                              [Signature]

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                                    EXHIBIT B

                           ACKNOWLEDGMENT OF EXERCISE

            The undersigned, Semotus Solutions, Inc., hereby acknowledges receipt of the Notice of Exercise from ______________ to purchase ______ shares of the Common Stock of Semotus Solutions, Inc., pursuant to the terms of the Warrant, and further acknowledges that _________ shares remain subject to purchase under the terms of the Warrant.



                                    SEMOTUS SOLUTIONS,  INC.


                                    By:    _____________________________
                                    Name:  _____________________________
                                    Title: _____________________________
                                    Date:  _____________________________